                                                                    Exhibit 99.1

[VOXWARE LOGO]

                                           CONTACTS:

                                           Voxware, Inc.
                                           Bathsheba J. Malsheen
                                           President & CEO

                                           Nicholas Narlis
                                           Senior Vice President & CFO
                                           609-514-4100

                                           Morgen-Walke Associates
                                           Michele Katz/Cathy Dawson
                                           212-850-5600


                     VOXWARE(R) REPORTS UNAUDITED RESULTS
                 FOR FISCAL 2000 FOURTH QUARTER AND FULL-YEAR

            Provides update on new deployments and key developments


PRINCETON, NJ -- August 11, 2000 - Voxware, Inc. (Nasdaq: VOXW), a leading provider of voice-based solutions for e-logistics, today reported unaudited financial results for the fourth quarter and fiscal year ended June 30, 2000.

Total revenue for the quarter was $0.8 million, compared to $1.0 million in the prior year quarter. License fees represented 48% of total revenue, while product revenue, royalties and service revenue represented 36%, 10% and 6% of total revenue, respectively. Voxware recorded a net loss of $1.8 million or ($0.12) per share in the fourth fiscal quarter of 2000, excluding $1.0 million or ($0.07) per share of amortization expense for purchased intangibles. In the prior year quarter, the Company reported a net loss of $0.9 million or ($0.07) per share, excluding $0.3 million or ($0.02) per share amortization expense for purchased intangibles.

For the fiscal year ended June 30, 2000, total revenue was $3.8 million. Net loss for the period was $4.6 million or ($0.33) per share, excluding a $3.8 million gain on the sale of substantially all of the assets relating to the Company's speech coding business to Ascend Communications, Inc. (a wholly-owned subsidiary of Lucent Technologies, Inc.), and excluding a $0.04 per share after-tax gain on the sale of tax credits, and amortization expense for purchased intangibles of $2.0 million or ($0.15) per share.

Dr. Bathsheba J. Malsheen, President and CEO, stated "During the quarter, we made significant progress with several large companies across major industry sectors. In the coming months we hope to engage these organizations in completing pilot programs, as well as commencing deployments of our VoiceLogistics solution. We also recently began initial shipments of our VoiceLogistics solution through one of our value-added resellers."

Commenting on the year, Dr. Malsheen said, "Fiscal year 2000 was marked by our achieving many key milestones. We developed a new Web-optimized mobile solution for the warehouse, and a state-of-the-art hardware client device through the acquisition of InRoad's assets. We also completed a successful beta for a returns processing application with a leading Third Party Logistics vendor. Additionally, we completed our transition as a supply chain solutions provider. Our VoiceLogistics product launch, coupled with our development of a sophisticated picking application for multi-billion dollar companies, were extremely well-received and are rapidly gaining interest. We reinforced our technological advances by recruiting key sales, marketing, business development and engineering personnel, who have direct experience in speech and supply chain technologies. Because of these initiatives, Voxware now has a sales pipeline which includes several Tier One, billion-dollar companies spanning diverse markets."

Dr. Malsheen continued, "As we close our fiscal year, we are very proud of the excellent progress we have made to date in creating a new market for voice-based solutions for logistics. We are engaged in pilot deployments with several large, multi-billion dollar companies within North America and Europe, who are evaluating full-scale voice solutions in order to streamline operations in their warehouses. We believe that Voxware is positioned to take advantage of the explosion in wireless technology, speech recognition, and real-time supply chain execution software. The primary growth driver for voice products in the warehouse is e-commerce, which is exerting unprecedented pressure on the supply chain for flawless order fulfillment and rapid product delivery."

Voxware has also entered into an agreement for a $4 million private placement of convertible preferred stock and warrants to Castle Creek Technology Partners LLC, a private investment fund focused primarily on the technology sector, to fund growth initiatives and continued development.

About Voxware, Inc.

Voxware is a leading provider of voice-based solutions for picking, receiving, return goods processing, cross-docking and put-away operations in the distribution and logistics industries. Voxware solutions are available for all major market industry sectors, including consumer goods manufacturers (CGM), consumer packaged goods (CPG), direct to consumer (e-commerce and catalog), food and grocery, package handling, retail, third-party logistics providers (3PLs), and wholesale distribution.

Voxware solutions are also deployed in package handling, mail sorting and manufacturing inspection operations. Voxware's corporate headquarters are in Princeton, New Jersey, with regional offices in Boston and the Netherlands. Additional information about Voxware can be obtained on the Internet at www.voxware.com, or by calling 609-514-4100.


This news release contains forward-looking statements. Such statements are subject to certain factors that may cause Voxware's plans to differ or results to vary from those expected including the risks associated with Voxware's need to introduce new and enhanced products and services in order to increase market penetration and the risk of obsolescence of its products and services due to technological change; Voxware's need to attract and retain key management and other personnel with experience in providing integrated voice-based solutions for e-logistics, specializing in the supply chain sector; the potential for substantial fluctuations in Voxware's results of operations; competition from others; Voxware's evolving distribution strategy and dependence on its distribution channels; the potential that speech products will not be widely accepted; Voxware's need for additional capital; and a variety of risks set forth from time to time in Voxware's filings with the Securities and Exchange Commission. Voxware undertakes no obligation to publicly release results of any of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected results.

     Voxware and VoiceLogistics are registered trademarks of Voxware, Inc.
      All other product names are trademarks of their respective owners.

                               (Tables to follow)
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                         Voxware, Inc. and Subsidiary
                     Consolidated Statements of Operations
                     (In thousands, except per share data)

                                                   Three Months Ended          Year Ended
                                                        June 30,                June 30,
                                                    2000       1999         2000         1999
                                                   ---------  ---------    ---------    --------
                                                     (unaudited)             (unaudited)
Revenues:
Product revenues:
      Product sales                                $   284    $   662      $ 1,419      $   791
      License fees                                     382         44        1,668          705
      Royalties and recurring revenues                  78         54          488          511
                                                   ---------  ---------    ---------    --------
        Total product revenues                         744        760        3,575        2,007

   Service revenues                                     44        253          226          879
                                                   ---------  ---------    ---------    --------
        Total revenues                                 788      1,013        3,801        2,886
                                                   ---------  ---------    ---------    --------
Cost of revenues:
   Cost of produce revenues                            179        367          799          429
   Cost of service revenues                             11        220           70          542
                                                   ---------  ---------    ---------    --------
        Total cost of revenues                         190        587          869          971
                                                   ---------  ---------    ---------    --------
        Gross profit                                   598        426        2,932        1,915
                                                   ---------  ---------    ---------    --------
Operating expenses:
   Research and development                            782        403        2,835        2,058
   Sales and marketing                                 932        629        2,870        2,513
   General and administrative                          730        379        2,140        1,691
   Amortization of purchased intangibles             1,025        331        1,989          478
                                                   ---------  ---------    ---------    --------
        Total operating expenses                     3,469      1,742        9,834        6,740
                                                   ---------  ---------    ---------    --------
        Operating loss                              (2,871)    (1,316)      (6,902)      (4,825)

Interest income                                         70         66          349          539
Gain on sale of tax loss carryforwards                  --         --          501           --
Gain on sale of assets                                  --         --        3,799           --
                                                   ---------  ---------    ---------    --------
Net loss                                           $(2,801)   $(1,250)     $(2,253)     $(4,286)
                                                   =========  =========    =========    ========
Basic and diluted net loss per share               $ (0.20)   $ (0.09)     $ (0.16)     $ (0.32)
                                                   =========  =========    =========    ========
Net loss excluding gain on sale of assets, tax
   loss carryforwards and amortization of
   purchased intangibles                           $(1,776)   $  (919)     $(4,564)     $(3,808)
                                                   =========  =========    =========    ========
Basic and diluted net loss per share,
   excluding gain on sale of assets, tax loss
   carryforwards and amortization of
   purchased intangibles                           $ (0.12)   $ (0.07)     $ (0.33)     $ (0.29)
                                                   =========  =========    =========    ========
Shares used in computing basic and diluted
   net loss per share                               14,267     13,357       13,667       13,330
                                                   =========  =========    =========    ========

                               (Table to follow)
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                         Voxware, Inc. and Subsidiary
                          Consolidated Balance Sheets
                     (In thousands, except per share data)

                                                           June 30,                 June 30,
                                                            2000                      1999
                                                          ---------                ---------
                    ASSETS
Current assets:                                           $    502                 $  2,438
   Cash and cash equivalents                                 2,724                    2,008
   Short-term investments
   Accounts receivable, net                                    982                      989
   Inventory, net                                            1,089                      249
   Prepaid expenses and other current assets                   247                      778
   Restricted cash                                              --                      604
                                                          ---------                ---------
      Total current assets                                   5,544                    7,066

Property and equipment, net                                    443                      395
Intangible assets, net                                      11,068                    4,680
Other assets, net                                              385                      451
                                                          ---------                ---------
                                                          $ 17,440                 $ 12,592
                                                          =========                =========

        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                  $    998                 $  2,089
   Deferred revenues                                           195                      531
                                                          ---------                ---------
      Total current liabilities                              1,193                    2,620
                                                          ---------                ---------
Deferred rent                                                  194                      263
                                                          =========                =========
Comments and contingencies
Stockholders' equity:
   Preferred stock, $.001 par value, 10,000,000 shares
      authorized; none issued and outstanding                   --                       --
   Common stock, $.001 par value, 30,000,000 shares
      authorized; 14,295,777 and 13,381,367 shares
      issued and outstanding at June 30, 2000 and 1999,
      respectively                                              14                       13
   Additional paid-in capital                               38,730                   29,995
   Deferred compensation                                      (141)                      --
   Unrealized gain (loss) on available-for-sale securities      (2)                       4
   Accumulated deficit                                     (22,548)                 (20,303)
                                                          =========                =========
      Total stockholders' equity                            16,053                    9,709
                                                          =========                =========
                                                          $ 17,440                 $ 12,592
                                                          =========                =========

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